Exhibit 99.2

Stellar Biotechnologies Announces Closing of $5.5 Million Public Offering

LOS ANGELES, May 15, 2018 /PRNewswire/ — Stellar Biotechnologies, Inc. (Nasdaq: SBOT), a leading manufacturer of a key protein utilized in multiple immunotherapy development pipelines targeting Alzheimer's, lupus and cancers, among other diseases, announced today the completion of its previously announced public offering of 2,075,472 units (the “Units”), with each Unit consisting of (i) one common share, no par value per share (the “Common Shares”) or Common Share equivalent, and (ii) one warrant to purchase one Common Share for aggregate gross proceeds of $5.5 million.

The offering was priced at $2.65 per Common Share (or Common Share equivalent), with each Common Share (or Common Share equivalent) sold with one five-year warrant to purchase one Common Share, at an exercise price of $2.65.

Stellar intends to use the net proceeds from the offering for general corporate purposes, which may include research and development activities, capital expenditures and working capital.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The securities were offered and sold pursuant to a registration statement on Form S-1, as amended (File No. 333-224314), previously filed with the Securities and Exchange Commission (SEC) and declared effective on May 10, 2018. The securities may only be offered by means of a prospectus forming part of the effective registration statement. The final prospectus related to the offering was filed with the SEC on May 14, 2018. Copies of the final prospectus may be obtained for free by visiting the SEC's website at www.sec.gov or from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Stellar Biotechnologies

Based north of Los Angeles at the Port of Hueneme, Stellar Biotechnologies, Inc. is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an immune-stimulating protein utilized as a carrier molecule in therapeutic vaccine pipelines (targeting cancers, immune disorders, Alzheimer's and inflammatory diseases) and for assessing immune system function. KLH can also be used in immunotoxicology studies for monitoring the immunomodulatory effects of drug candidates. Stellar is committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and supporting the development of KLH-based active immunotherapies. Stellar KLH is a trademark of Stellar Biotechnologies.

Stellar Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include, but may not be limited to: market conditions; the exercise of Stellar-issued Warrants; the expected use of the net proceeds from the offering; changes in strategy or development plans; availability of funds and resources; anticipated requirements for operating capital; governmental regulations and the ability or failure to comply with governmental regulations; changes in trade policy and international law; the timing of Stellar’s or its partners' anticipated results, including in connection with clinical trials; the ability to meet the goals of Stellar’s joint ventures and strategic partnerships; and other factors referenced in Stellar’s filings with securities regulators. For a discussion of further risks and uncertainties related to the Stellar’s business, please refer to Stellar’s public company reports filed with the U.S. Securities and Exchange Commission and the British Columbia Securities Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, Stellar assumes no obligation to update such statements. This press release does not constitute an offer or solicitation of an offer for sale of any securities in any jurisdiction, including the United States.